Exhibit10.4

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is made and entered into this 12th day of December, 2018 in Shenzhen by and among:

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Uniform Social Credit Code: 91440300MA5FE53C7T

Address: B203-A03, Hongji Garden Phase-3, Center city zone 4, Longgang District, Shenzhen

Party B: the shareholder of Party C, see details in Annex I hereinafter.

Party C: Wuba Life Circle (Shenzhen) Technology Co., Ltd.

Uniform Social Credit Code: 91440300MA5EE8AK4K

Address: 3/F Aiyi Business Center, Jihua Road, Buji Street, Longgang District, Shenzhen

Party C is referred to hereinafter as “Target Company”. Each of the parties is referred to hereinafter as “party”, and collectively as the “parties”.

WHEREAS:

1.	Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”);

2.

The Target Company is a limited liability company incorporated under the laws of China. Party B is the shareholder of the Target Company, who holds 100% of the equity interest in the Target Company in total;

3.

Party B intends to grant Party A and/or its designated person or persons the exclusive option to purchase all or part of the equities of the Target Company held by it at any time to the extent permitted by the laws of China and Party A intends to accept such grant;

4.

The Target Company intends to grant Party A and/or its designated person or persons the exclusive option to purchase all or part of the equities of the Target Company at any time to the extent permitted by the laws of China and Party A intends to accept such grant.

NOW, THEREFORE, in consideration of the above, the parties through amicably consultation hereby agree as follows:

1.	Option Granted

1.1

Party B hereby irrevocably grants Party A an irrevocably exclusive option (hereinafter referred to as “Exclusive Equity Option”) to follow the steps of exercise determine in Party A’s discretion to purchase from Party B at any time or designate a person or persons (hereinafter referred to as “Designee”, the person referred to in this Article and this Agreement includes natural person, legal or non-legal entities ) to purchase all or part of the equities of the Target Company held by Party B from Party B (hereinafter referred to as “Purchased Equities”) in the consideration set forth in Article 3 to the extent permitted by the laws of China (including any laws, regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, executive or judiciary before or after the date of this Agreement, hereinafter referred to as “the laws of China”) during the term of this Agreement.

1.2

The Target Company hereby irrevocably grants Party A an irrevocably exclusive option (hereinafter referred to as “Exclusive Asset Option”, collectively referred to “Exclusive Option” with the Exclusive Equity Option) to follow the steps of exercise determine in Party A’s discretion to purchase from the Target Company at any time or cause the Designee to purchase all or part of the assets of the Target Company from the Target Company (hereinafter referred to as “Purchased Assets”) in the consideration set forth in Article 3 to the extent permitted by the laws of China during the term of this Agreement.

1.3

The Exclusive Option shall be the exclusive right of Party A. Party B shall not sell, offer to sell, assign, donate, pledge or otherwise dispose of the Purchased Equities in whole or in part to any other person, and authorize any other person to purchase all or any part of the Purchased Equities without the prior written consent of Party A. The Target Company shall not sell, offer to sell, assign, donate, pledge or otherwise dispose of the Purchased Assets in whole or in part to any other person and authorize any other person to purchase the Purchased Assets in whole or in part, except those with the prior written consent of Party A.

2.	Option Exercise

2.1	Party A shall exercise the Exclusive Option to the extent permitted by the laws of China. Party A shall determine the time, manner and frequency to exercise the Exclusive Option in its discretion;

2.2

Party A shall send a notice (hereinafter referred to as “Equity Purchase Notice”) to Party B and the Target Company whenever it determines to exercise the Exclusive Equity Option specifying the shares of the Purchased Equities that it will purchase from Party B.

2.3

Party A shall send a notice (hereinafter referred to as “Asset Purchase Notice”) to Party B and the Target Company whenever it determines to exercise the Exclusive Asset Option specifying the amount of the Purchased Assets that it will purchase from the Target Company.

2.4

In the event that Party A exercises its Exclusive Option, for the purpose of making the equity/assets transfer in full conformity with this Agreement and the relevant laws, both in substance and in procedure, Party B and the Target Company undertake to take the following actions individually or jointly:

(1)

Party B and the Target Company shall make and sign all necessary documents relating to the Purchased Equities/Assets transfer in the manner referred in Articles 2.2 and 2.3 hereof, to transfer all the Purchased Equities/Assets to Party A and/or the Designee at one time within seven working days from the date of delivery of the purchase notice to Party B and the Target Company;

(2)

for the purpose of the Purchased Equities transfer, if necessary, Party B and the Target Company shall enter into the Equity Transfer Agreement (hereinafter referred to as “Equity Transfer Agreement”) in the format set forth in Annex IV hereof. If the content and format of the Equity Transfer Agreement are otherwise stipulated by the laws of China, the content and format in conformity with the laws of China shall prevail. The closing of the Purchased Equities (subject to the completion of the industrial and commercial change registration procedures by the industry and commerce administration) shall not be later than fifteen working days from the date on which the Equity Purchase Notice delivered to Party B and the Target Company, unless the parties agree otherwise according to the actual circumstances;

(3)

Party B and the Target Company shall enter into one or more Power of Attorney with the content and format set forth in Annex V, to authorize Party A to designate any person to execute and delivery the Equity/Asset Transfer Agreement and other documents under this Agreement on the behalf of Party B and the Target Company;

(4)

Party B and the Target Company shall take all necessary actions to carry out and complete without delay the relevant formalities of approval and registration and effectively register the Purchased Equities/Assets in the name of Party A and/or the Designee without any security interest. For the purposes of this Article and this Agreement, “security interest” includes security, mortgage, pledge, the right or interest of the third-party, any share option, acquisition right, preemptive right, right of set-off, retention of title or other security arrangement, excluding any security interest arising from the Equity Pledge Agreement (hereinafter referred to as “Equity Pledge Agreement”) entered into by Party A, Party B and the Target Company this [    ] day of [    ], 2018;

(5)

Party B and the Target Company shall take all necessary actions to ensure that the Purchased Equities/Assets transfer shall not be interfered with in substance or procedure. Neither Party B nor the Target Company shall impose any obstacles or restrictions on the Purchased Equities/Assets transfer, except the conditions expressly stipulated in this Agreement.

2.5

The parties agree that (a) after Party A exercises the Exclusive Equity Option, in respect to the Consideration of the equity transfer collected by Party B, except for the repayment of the loans under the Loan Agreement (hereinafter referred to as “Loan Agreement”) enter into by Party A and Party B this 12th day of December, 2018 and the payment of the taxes (if any) arising from the performance of this Agreement, the remaining shall be paid to Party A or the Designee of Party A free of charge; (b) after Party A exercises the Exclusive Asset Option, in respect to the Consideration of the asset transfer collected by the Target Company, except for the amount retained as dividend or other proceeds to be distributed to party B for the repayment of the loans under the Loan Agreement, the remaining shall be paid to Party A or the Designee of Party A free of charge.

3.	Consideration

3.1

When Party A exercises the Exclusive Option, in terms of the Purchased Equities, the consideration of the Purchased Equities shall be the lowest price permitted by the laws of China. In terms of the Purchased Assets, the consideration shall be the net book value of the Purchased Assets, but if the lowest price permitted by the laws of China is higher than the net book value of the Purchased Assets, the consideration of transfer shall be the lowest price permitted by the laws of China;

3.2	The parties shall bear its own taxes and costs arising from the Equity/Asset Transfer subject to the laws of China.

4.	Representations and Warranties

4.1	Party B and the Target Company hereby irrevocably undertake and warrant that:

A、

they shall not, in any manner, supplement, modify or amend the Articles of Association of the Target Company, increase or decrease its registered capital, or otherwise change its registered capital structure without the prior written consent of Party A;

B、

they will maintain the existence of the Target Company, operate its business and handling its affairs prudently and effectively according to the good financial and commercial standards and practices, to maintain the value of the assets of the Target Company, and refrain from any action/omission that may affect its operating status and value of its assets;

C、

they shall not sell, transfer, mortgage or otherwise dispose of any assets, business or legal or beneficial interest in the business of the Target Company, or allow to set up any encumbrance on such interest at any time after the date of this Agreement without the prior written consent of Party A;

D、	they shall not create any debt for the Target Company as a debtor, except for:

(a)	debts incurred in the ordinary course of business other than through loans；
(b)	debts disclosed to Party A for which Party A’s written consent has been obtained

E、

they shall not cause the Target Company to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a price exceeding RMB1,000,000 shall be deemed a major contract) without the prior written consent of Party A;

F、	the Target Company shall not incur, inherit, acquire or allow any debts or provide security for any debts without the prior written consent of Party A, except for:

(a)	debts incurred in the ordinary course of business other than through loans;
(b)	debts disclosed to Party A for which Party A’s written consent has been obtained;

G、	they shall provide Party A with information of the Target Company in respect of its labor, operations and financial status at Party A’s request;

H、	the Target Company shall not merge or consolidate with, acquire or invest in any subject without the prior written consent of Party A;

I、

they shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings in respect to the assets, business or revenue of the Target Company and take all necessary action at Party A’s reasonable request;

J、

they will sign all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims, to maintain the ownership of all assets held by the Target Company;

K、

if the exercise of Exclusive Option by Party A is precluded from any shareholders of the Target Company or the Target Company failing to perform the tax obligations subject to the applicable law, Party A has a right to request the Target Company or its shareholders to perform such obligations, or request the Target Company or its shareholders to pay such taxes to Party A, then Party A will pay such taxes on behalf of the Target Company;

L、

the Target Company shall not in any manner distribute dividends and distributable interest and/or any assets and other interests arising out of the equity held by Party B to its shareholders without the prior written consent of Party A. If the shareholders of the Target Company acquire any of the above-mentioned benefits, they shall notify Party A within three working days and immediately transfer the relevant interests to Party A free of charge.

4.2	Party B hereby irrevocably undertake and warrant that:

A、

it shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equities of the Target Company held by it, or allow to set up any encumbrance on such interest at any time after the date of this Agreement without the prior written consent of Party A, except the pledge set up on the equity of the Target Company subject to the Equity Pledge Agreement;

B、

it shall not vote in favor or support or sign any resolution of shareholders on the general meeting of shareholders of the Target Company, to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equities or assets of the Target Company without the prior written consent of Party A, or allow to set up any encumbrance on such interest, except for the Party A or the Designee;

C、

it shall not vote in favor or support or sign any resolution of shareholders on the general meeting of shareholders of the Target Company, to approve the Target Company to merge or consolidate with, acquire or invest in any person, or the division of the target company, the change of registered capital or the change of corporate form without the prior written consent of Party A;

D、

it shall cause the Target Company to hold a general meeting of shareholders in time or to perform other necessary internal decision-making procedures and vote in favor of the transfer of the Purchase Equities/assets under this Agreement on such meeting or in other internal decision-making procedures (if applicable) whenever Party A exercises the Exclusive Option;

E、

it shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings in respect to the equities held by it or assets held by the Target Company;

F、

it will execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims, to maintain the ownership of all equity held by the Target Company before Party A transfers its Equities;

G、	it shall appoint or engage the persons designed by Party A as the directors or senior executives at Party A’s request;

H、

it shall transfer the equities of the Target Company held by it to Party A and/or Party A’s designee at Party A’s request at any time, and waiver the preemptive right to purchase the equities of the Target Company;

I、

it shall strictly comply with this Agreement and other agreements signed jointly or separately by the parties hereto, faithfully perform the obligations under such agreements, and refrain from any action/omission that may affect the validity and enforcement of such agreements;

4.3

Party B and the Target Company hereby make irrevocable representations and warranties to party A, jointly and severally, that at the date of this Agreement and at every time of equities/assets purchase:

A、

they have the rights and capacities to execute, delivery and perform this Agreement as well as the rights and capacities to execute, delivery and perform related equity/asset transfer agreements. This Agreement and the related equity/asset transfer agreements, upon signed by the parties, shall constitute a legally valid and binding obligation upon them and shall be enforceable against them in accordance with such terms.

B、	the execution, delivery and performance of this Agreement or relevant equity/asset transfer agreements by Party B and the Target Company:

(a)	shall not conflict with or violate the provisions of the following documents, or violate the provisions of the following documents upon receipt of the relevant notice or from time to time:
(i)	Business License, Articles of Association, License, approval of incorporation by the government authorities, agreements relating to its incorporation or any other programmatic documents;
(ii)	any laws of China or other regulations binding upon it;
(iii)	any contracts or other documents that it is a party to or binding upon it or its assets;
(b)

shall not cause any mortgage or other encumbrances on its assets or entitle any third party to set up any mortgage or encumbrance on its assets, except the mortgage set up on the equity of the Target Company under the Equity Pledge Agreement;

(c)

shall not cause termination or modification of the terms of any contracts, agreements, leases or other documents that it is a party to or binding upon on it or its assets, or entitled any other third party to terminate or modify the terms of such documents;

(d)	shall not cause the suspension, revocation, forfeiture, damage or non-renewal of any approval, permit, registration, etc. of the appropriate government authorities;

C、	the Target Company has a good and marketable ownership of all the assets and the Target Company does not set up any encumbrance on the said assets;

D、	no any outstanding debts burden on the Target Company, except:

(a)	debts incurred in the ordinary course of business other than through loans;
(b)	debts disclosed to Party A for which Party A’s written consent has been obtained.

E、	the Target Company comply with all the laws of the China applicable to asset and equity acquisitions;

F、

Party B shall legally and validly own the equities of the Target Company. Party B does not set up any encumbrance on the equities of the Target Company, except the pledge set on the equity of the Target Company subject to the Equity Pledge Agreement;

G、

no lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, threatened against it in respect of the equities and assets of the Target Company and the Target Company;

4.4

Party B hereby warrants to Party A that it has made all proper arrangements and signed all necessary documents to ensure that the performance of this Agreement shall not be affected or obstructed by its heirs, guardians, creditors, spouses and others who may thus acquire its equities or related rights in the event of its death, incapacity, bankruptcy, divorce or other circumstances that may affect the exercise of shareholder’s rights.

4.5

The parties hereby warrant that Party A shall have the right to exercise all the Exclusive Option under the Exclusive Option Agreement immediately if the laws of China allow Party A directly hold Target Company’s equities and Target Company may lawfully continue to engage in its business.

4.6	Party A further warrants to Party B and the Target Company:

A、

Party A is a duly incorporated wholly foreign-owned enterprise and legally existing under the laws of China, with the status of an independent legal person. Party A has full and independent legal status and capacity to sign, deliver and perform this Agreement, and can act independently as a litigant of a party.

B、

Party A has full internal power and authority to execute, delivery and perform this Agreement and any other documents relevant to the said transaction and to be signed by it, and it has full power and authority to closing the transaction under this Agreement.

C、	Agreement is legally and duly signed and delivered by Party A. This Agreement constitutes a legally binding obligation to it.

5.	Effectiveness and Term

5.1	This Agreement shall enter into force after it has been signed by the parties hereto.

5.2

This Agreement shall be valid until all the equities of the Target Company held by party B and/or all assets of the Target Company is transferred to Party A or one or more persons designated by party A subject to the terms and conditions of the Exclusive Option Agreement. Notwithstanding the foregoing, Party A shall have the right to terminate this Agreement at any time by giving 30 days’ prior written notice to Party B and the Target Company, and Party A shall not be liable for its unilateral termination of this Agreement.

6.	Liability for Default

6.1

Unless otherwise provided in this Agreement, if a party (hereinafter referred as “Defaulting Party”) fails to perform certain obligation under this Agreement or otherwise violate this Agreement, then the other party (hereinafter referred as “Aggrieved Party”) may:

A、

give written notice to the Defaulting Party specifying the nature and scope of the breach and demand the Defaulting Party cure the breach at its cost within a reasonable time specified in the notice (hereinafter referred as “Cure Period”);

B、

If the Defaulting Party fails to remedy the breach within the Cure Period (or, if there is no Cure Period, at any time after such breach), the Aggrieved Party is entitled to cause the Defaulting Party liable for all the consequences of its breach and all actual loss to the Aggrieved Party arising out of the breach, including, but not limited to, the legal fee, litigation expenses and arbitration fee arising out of litigation or arbitration in respect of such breach. The Aggrieved Party shall also have the right to request the relevant arbitral institution or court to make an order on the performance and/or enforcement of the provisions hereof. The exercise of the aforesaid remedy by the Aggrieved Party shall not affect the exercise of any other remedy by it subject to this Agreement and the law.

7.	Cost

7.1	Unless otherwise agreed upon in this Agreement, the parties shall bear its own costs arising from the preparation, negotiation, execution and performance of this Agreement.

8.	Governing Law and Resolution of Disputes

8.1	The construction, validity, interpretation as well as dispute arising out of this Agreement shall be governed by the relevant laws of China.

8.2

All disputes arising out of or in connection with this Agreement shall be amicably resolved by the parties. In the event that any such dispute cannot be amicably resolved by the Parties within thirty days, then any Party may have a right to submit such dispute to Shenzhen-Hongkong-Macao Office of Zhanjiang Court of International Arbitration in Shenzhen. The arbitration shall be conducted by three arbitrators in accordance with the arbitration rules in force at that time. The Petitioner and the Respondent shall designate an arbitrator respectively, and the third arbitrator shall be appointed by Zhanjiang Court of International Arbitration. If the Petitioner and the Respondent are more than two persons (natural person or legal representative), the arbitrator shall be appointed by such persons through amicably negotiation in written. The award of the arbitration shall be final and binding on the parties. During the course of arbitration, the parties shall continue to perform their obligations under this Agreement, except the disputed matters or obligations submitted to arbitration. The arbitrators shall have the right to make an appropriate award in the light of the actual circumstances, to give Party A appropriate legal relief, including imposing restrictions on the business, shares or assets of the Target Company and prohibiting the Target Company to transfer or dispose of its business, shares or assets and enter into liquidation.

8.3	During the settlement of the dispute, the parties shall continue to perform the remaining provisions hereof, except disputed matters.

9.	Confidentiality

9.1

A party (hereinafter referred to as “Disclosing Party”) may disclose its confidential information to the other party (hereinafter referred to as “Receiving Party”) (including, but not limited to business information, customer information, financial information, contracts etc.) from time to time before the date of this Agreement and during the term of this Agreement. The Receiving Party shall keep such information confidential and shall not use such information for the purposes other than those specified in this Agreement. The foregoing clause does not apply to:

(a)	information that was known to the Receiving Party prior to the disclosure thereof to the Receiving Party by the Disclosing Party, as evidenced by written records;
(b)	information that is or becomes part of the public domain without violation of this Agreement by the Receiving Party at present and in the future;
(c)	information that is disclosed to the receiving party by a third party under no obligation of confidentiality;
(d)	information disclosed by either party in accordance with relevant laws, regulations or regulatory requirements, or to its legal or financial advisers for the purpose of normal operation.

9.2	The foregoing confidentiality obligation of the parties under this Agreement shall survive after expiration or termination of this Agreement.

10.	Further Warranties

The parties agree immediately to sign documents necessary for the performance and purpose of this Agreement or benefit to it, and take any reasonable further action necessary for the performance and purpose of this Agreement or benefit to it.

11.	Force Majeure

11.1

Force Majeure means unforeseeable, unavoidable and insurmountable events which cause a party fails to perform, in whole or in part, its obligation under this Agreement, including, but not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, legal provisions or changes in their application.

11.2

In the event of Force Majeure, the obligations affected by Force Majeure events shall automatically terminated during periods of delay caused by such events and the term of performance shall be automatically extended. The period of extension is the period of suspension. The affected party shall not be penalized or liable for such delay. The parties shall seek a fair solution and shall make every reasonable effort to minimize the impact of Force Majeure through amicably consultation immediately.

12.	General

12.1

If any provisions contained in this Agreement shall be invalid or unenforceable in any respect under applicable laws of China, the other provisions hereof shall remain in full force and effect. The parties shall negotiate in good faith and modify this Agreement in an acceptable manner that comes closest to expressing the true intent of the parties.

12.2

This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior consultations, negotiations and agreements between the parties with respect to the subject matter.

12.3

Any party fails or delays to exercise any of its rights under this Agreement shall not constitute a waiver of such right by such Party, and any party has exercised its rights in whole or in part shall not preclude further exercise of such rights.

12.4

Any party may waiver the term and conditions of this Agreement. However, no waiver by a Party shall be effective unless it is in writing and duly executed by the parties. The waiver by either party of a default of the other party in a certain condition will not be construed as a waiver of any similar default of other parties in other conditions thereof.

12.5

During the term of this Agreement, Party B and Party C shall not assign any part or all of its rights or obligations under this Agreement to any third party without the consent of Party A, provided that Party A shall have the right to assign all or part of its rights and obligations under this Agreement. This Agreement shall be legally binding upon the parties hereto and its legal successors and assigns.

12.6

All notices or correspondence (including, but not limited to the documents and notices in writing under this Agreement) shall be given by post or facsimile in time. Any notice or correspondence so given shall be deemed to be received, if sent by post, three (3) days after posting, or if sent by facsimile, next working day after dispatch. All notices and correspondence shall be given to the following address or fax number until a party notifies the other party in writing of the change of the address or fax number.

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Attention: Chen Yanhuan

Address: B203-A03, Hongji Garden Phase-3, Center city zone 4, Longgang District, Shenzhen

Fax No.: N/A

Phone No.: 0755-28345991

Party B: see details in Annex I hereinafter.

Party C: Wuba Life Circle (Shenzhen) Technology Co., Ltd.

Attention: Chen yanhuan

Address: 3/F Aiyi Business Center, Jihua Road, Buji Street, Longgang District, Shenzhen

Fax No.: N/A

Phone No.: 0755-28345991

12.7	The parties may enter into supplementary agreements in respect of this Agreement and related matters. The supplementary agreements and this Agreement shall have equal validity.

12.8

This Agreement is prepared both in Chinese and English. The English Version is translated from the Chinese Version. If any differences exist concerning the same issue, the Chinese Version shall prevail.

12.9	This Agreement is made out in [4] originals and each party will keep one (1). The originals have the same legal effect. Each Party may sign a separate copy of this Agreement.

[The remainder of this page intentionally left blank]

[Signature Page]

[                ] (seal)

Legal Representative / Authorized Representative:

[Signature Page]

Chen Yanhuan (signature):

[Signature Page]

Zhang Jinlin (signature):

[Signature Page]

58 Life Circle (Shenzhen) Technology Co., Ltd. (seal)

Legal Representative / Authorized Representative:

Annex I

Target Company Shareholder Information

Name	ID No.	Address and Phone Number	Capital Contribution (ten thousand RMB)	Proportion of Capital Contribution (%)
Chen Yanhuan	[ ]	[ ]	0	86
Zhang Jinlin	[ ]	[ ]	0	14